UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2024

CONCENTRA GROUP HOLDINGS PARENT, INC.

(Exact Name of Registrant as Specified in Its Charter)

001-42188

(Commission File Number)

Delaware	30-1006613
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

4714 Gettysburg Road, P.O. Box 2034

Mechanicsburg, PA, 17055

(Address of principal executive offices) (Zip code)

(717) 972-1100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	CON	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter):

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

On October 25, 2024, Concentra Group Holdings Parent, Inc. (the “Company”) entered into a First Amendment (the “Amendment”) to that certain Employment Agreement, by and between the Company and Matthew T. DiCanio. The Amendment, among other things, reflects Mr. DiCanio’s current title of President and Chief Financial Officer of the Company. It also documents an increase in Mr. DiCanio’s base salary that occurred on January 1, 2024. The Amendment also provides that Mr. DiCanio is eligible to receive, as determined from time to time by the Human Capital and Compensation Committee of the Board of Directors of the Company, (i) annual performance-based incentive compensation, and (ii) equity compensation awards under the Company’s 2024 Equity Incentive Plan (or other successor plans). The Amendment increases Mr. DiCanio’s severance benefits in connection with a termination of his employment from nine (9) to eighteen (18) months and confirms that he will be eligible to receive such benefits following a change of control of the Company.

The foregoing description of the Amendment is only a summary, does not purport to be complete, and is qualified in its entirety by reference to the Amendment, a copy of which is filed as Exhibit 10.1 to this report and is incorporated herein by reference.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description

10.1	First Amendment to Employment Agreement, dated October 25, 2024, by and between Concentra Group Holdings Parent, Inc. and Matthew T. DiCanio.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

CONCENTRA GROUP HOLDINGS PARENT, INC.

Date: October 30, 2024	By:	/s/ Michael E. Tarvin
Michael E. Tarvin
Executive Vice President and Secretary